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                                                                    EXHIBIT 4.2

    FOR RESTRICTIONS ON TRANSFER OF SHARES AND OTHER RIGHTS AND RESTRICTIONS
                      SEE REVERSE SIDE OF THIS CERTIFICATE

     INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE ON OCTOBER 9, 1998


NUMBER                                                          SHARES

_______________                                                 _______________


                                VALUECLICK, INC.
             TOTAL AUTHORIZED CAPITAL STOCK - 120,000,000 SHARES
                       COMMON STOCK - 100,000,000 SHARES


THIS CERTIFIES THAT ______________________________ is the recordholder of

______________________________ Shares of Common Stock of


                                VALUECLICK, INC.


TRANSFERABLE ONLY ON THE SHARE REGISTER OF SAID CORPORATION, IN PERSON OR BY DULY AUTHORIZED ATTORNEY, UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL THE PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF SAID CORPORATION AND ANY AMENDMENTS THEREOF, TO ALL OF WHICH THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, ASSENTS.

A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE PARTICIPATING OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS MAY BE OBTAINED BY ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, AT THE PRINCIPAL OFFICE OF THE CORPORATION.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS THIS ________________ DAY OF______________, _____.




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PRESIDENT                                          SECRETARY